                                                                  Exhibit 10.1.1
                             EMPLOYMENT AGREEMENT
                             --------------------

     This Agreement is made this 1st day of May, 2002 (the "Effective Date"), by and between TETON PETROLEUM COMPANY, a Delaware corporation (the "Company"), and
H. HOWARD COOPER (the  "Employee").  This Agreement  supersedes and replaces all prior employment agreements between the parties whether written or oral.

                               R E C I T A L S:

     A. The Company desires to continue to employ Employee.

     B. Employee desires to continue employment with the Company.

     THEREFORE,  in consideration of the Recitals, the mutual promises contained herein, and other good and valuable consideration,  the parties, intending to be bound, agree as follows:

     1. Employment and Duties. The Company hereby agrees to employ Employee in a senior management capacity for the term of this Agreement.  Employee's job title and description  shall be as determined by the board of directors of the Company from time to time. At the time of execution of this Agreement, Employee is to be employed as the Company's  president.  Employee hereby accepts employment by the
Company and agrees  diligently  and  faithfully  to perform his duties on a full time  basis  pursuant  to  this  Agreement.  Company  shall  provide  sufficient personnel,  equipment,  office space,  and support  necessary for performance of
Employee's  duties.  Employee's  initial  duties  shall  include the  following:
management of the day-to-day operations of Company, direction and supervision of
Company's employees and all independent contractors engaged by Company,  general administration of Company's business,  financial reporting, and all other duties necessary to perform the foregoing  responsibilities,  all under the control and with the advice and consent of Company's board of directors. BY HIS SIGNATURE ON
THIS  AGREEMENT,  EMPLOYEE  ACKNOWLEDGES  THAT HE IS, AND WILL REMAIN DURING HIS
PERIOD OF EMPLOYMENT, AN EXECUTIVE AND MANAGEMENT EMPLOYEE, WITH RESPECT TO WHOM
THE  NON-COMPETITION  PROVISIONS  OF THIS  AGREEMENT  WILL BE  FULLY  VALID  AND
ENFORCEABLE.

     2. Term.  Subject to prior  termination  pursuant to Section 6, the term of
Employee's  employment  hereunder shall commence on the Effective Date and shall continue  for a period of three years (the  "Initial  Term").  At the end of the
Initial Term,  this Agreement  shall continue on a  year-to-year  basis,  unless terminated pursuant to Section 6.

     3. Compensation.

          3.1 Salary.  As  compensation  for services,  Employee shall be paid a salary of  $13,333.33  per month gross,  subject to all federal,  state and municipal withholding  requirements,  payable in installments in arrears on the Company's  normal salary payment  dates.  This salary shall be reviewed annually and adjusted by action of the board of directors of the Company.

          3.2 Benefits. Employee also shall receive all other benefits generally available  to employees  of Company  from time to time,  including  without limitation,  life insurance,  expense accounts, medical insurance benefits, disability insurance,  as well as the right to participate in any qualified or non-qualified  deferred  compensation or retirement plans created by the
     Company.  The  Company  does not  promise to provide  any of the  foregoing fringe benefits, but agrees that if provided, Employee shall have the right to participate.  Such participation  shall be subject to all qualification, vesting and other requirements of the plans.

          3.3 Expense Reimbursement. Employee shall be entitled to reimbursement for all reasonable  expenses that Employee may incur in the  performance of his  duties  and  obligations  under  this  Agreement,  including,  without limitation,  meals,  lodging,  travel, and automobile expense reimbursement
     (at the rate  published by the Internal  Revenue  Service for each calendar year),  for use of Employee's  automobile for Company  business;  provided, however that such reimbursement  shall be subject to the Company's policies for business expense  reimbursement,  and the Employee shall be required to submit to the Company acceptable documentation for all such expenses.

          3.4 Incentive  Bonus.  The Company agrees that, from time to time, the
     Employee may be entitled to additional bonus compensation in the discretion of the board of directors of the Company.  The frequency,  amount,  payment terms, and method of payment for such incentive bonus compensation, whether the same be in the form of cash or  warrants  for the  purchase  of  common stock of the  Company,  shall be left to the  exclusive  discretion  of the board of directors of the Company.

     4. Leave With Pay. In addition to standard Company holidays, Employee shall be entitled to 30 paid vacation days.  Such time off may be taken at one time or in  installments,  as  Employee  and the Company  may agree.  Employee  shall be entitled to 12 days per year paid time off as sick leave.  Employee shall not be entitled to any other  compensation  or paid time off in the event of illness or accident,  except as may be determined  by the board of  directors.  If Employee fails in any year to use such accumulated days off,  Employee shall forfeit them without any additional compensation.

     5. Best Efforts of the Employee.  Employee  shall at all times  faithfully, with  diligence and to the best of Employee's  ability,  experience and talents, perform  all duties  required of and from  Employee  pursuant to the express and implicit terms hereof to the reasonable satisfaction of the Company.

     6. Termination. The Employee's employment hereunder may be terminated under the circumstances set forth below.

          6.1  Death.  The  Employee's   employment  hereunder  shall  terminate
     immediately upon his death.

          6.2 Disability. The Employee's employment hereunder shall terminate if
     Employee  becomes  physically or mentally  disabled so as to become unable, for a period of more than 90 consecutive  working days, or for more than 90 working days in the aggregate  during any 12-month  period,  to perform his duties  hereunder,  to the same extent he performed them prior to the onset of such disability.

          6.3  Cause.  The  Company  may  terminate  the  Employee's  employment immediately  for "Cause," as  hereinafter  defined.  "Cause" shall mean the occurrence of any of the following:

               6.3.1 Employee intentionally damages Company property.

               6.3.2  Employee  commits an  unauthorized  disclosure  of Company trade secrets.

               6.3.3  Employee  commits a violation  of any federal,  state,  or local law,  ordinance,  rule or  regulation  (other  than  misdemeanor traffic violations or similar offenses).

               6.3.4 Employee  commits any breach of corporate  fiduciary duties owed to the Company.

               6.3.5  Employee  refuses to perform  the duties  required  by the
          Employee's position with the Company.

               6.3.6 Employee fails to spend  sufficient  time in the pursuit of
          Company  business  to fully  carry out the  functions  required by the board of directors.

               6.3.7 The Company determines, in the exercise of good faith, that the Employee's job performance is unsatisfactory.

               6.3.8 The Employee refuses to assist in litigation,  arbitration, or other disputes involving the Company.

               6.3.9 The Employee  engages in any  misconduct  in the course and scope of the Employee's  employment with the Company,  including,  but
          not   limited  to,   dishonesty,   disloyalty,   disorderly   conduct,
          insubordination, harassment of other employees or business associates, abuse of alcohol or  controlled  substances,  or other  violations  of
          Company policies.

          6.4 Good Reason.  The Employee may terminate his  employment for "Good
     Reason," as hereinafter defined,  after giving the Company detailed written notice  thereof,  if the  Company  shall  have  failed to cure the event or circumstances  constituting  "Good  Reason"  within ten business days after receiving  such notice.  "Good Reason" shall mean the  occurrence of any of the following without the written consent of the Employee:

               6.4.1 Any material breach by the Company of this Agreement.

               6.4.2  Any  material   reduction  in  the  Employee's  duties  or
          responsibilities.

               6.4.3 The  assignment  of duties  that  require  the  Employee to locate outside of Steamboat Springs,  Colorado,  with the exception of normal business trips outside of Steamboat Springs, Colorado.

          6.5 Without  Cause.  The Company shall have the right to terminate the
     Employee's  employment  hereunder  without  Cause by providing the Employee with at least 60 days prior written notice of such termination.

          6.6  Without  Good  Reason.  The  Employee  shall  have  the  right to terminate his employment  without Good Reason by providing the Company with at least 60 days advance written notice of such termination.

     7. Compensation Upon Termination.

          7.1 If Employee's employment is terminated because of disability,  for
     Cause by the Company (as provided in Section 6.3 above),  or other than for
     Good Reason by the  Employee,  the Company  shall only be  obligated to pay
     Employee the salary due Employee for work  performed  prior to  termination
     and   reimbursement  of  all  outstanding   business   expenses  for  which
     reimbursement is due.

          7.2 If the Company  terminates this Agreement other than for Cause, or if Employee resigns for Good Reason (as provided in Section 6.4 above), the
     Employee  shall  receive from the Company,  severance  pay (the  "Severance
     Pay") equal to the total of Employee's  salary for the preceding 24 months.
     The  Severance  Pay shall be payable in equal  monthly  installments  for a period of 24 months from the date of termination  of  employment.  Employee shall also receive  reimbursement of all outstanding  business expenses for which reimbursement is due. At the option of the Company, the Severance Pay may be paid in a lump sum rather  than in  installments.  The  Company  may discontinue  the Severance Pay if the Employee  violates the  provisions of
     Section 8.

          7.3 If  Employee's  employment is terminated as a result of his death, the Company shall pay the Employee's  spouse or estate,  all salary due the
     Employee and  reimbursement of all outstanding  business expenses for which reimbursement is due.

     8. Covenants and Conditions.

          8.1 Confidentiality.  Employee  acknowledges that during the course of
     Employee's  employment  with the Company,  Employee  will be exposed to and have access to  confidential  and proprietary  information  including trade
     secrets   concerning   the  business  and  affairs  of  the  Company,   its
     subsidiaries and affiliated entities (collectively, the "Teton Group"). The
     Employee  acknowledges that such  confidential and proprietary  information has been and will  continue to be of central  importance to the Teton Group and that  disclosure of it to or its use by others could cause  substantial loss to the  Teton  Group.  Employee  acknowledges  that  the  Teton  Group developed such  confidential and proprietary  information for its exclusive use and benefit and it is an exclusive, confidential, and proprietary asset of the Teton Group. Accordingly, the Employee agrees as follows:

          The Employee,  except with the prior written consent of the Company or as may be  required  by law or any legal  process,  will  not,  at any time during or after  employment,  use (except in connection  with employment by the  Company)  or  disclose  to any  person or entity any  confidential  or proprietary  information  of the  Teton  Group  which was  obtained  by the
     Employee as a result of the  Employee's  employment  with the Company,  and shall hold all of the same  confidential.  For purposes of this  Agreement,
     "confidential  or  proprietary  information"  means  information,   whether
     written  or  otherwise,  which has a business  purpose  and is not known or generally available from sources outside the Teton Group, concerning, among
     other  things,  (a)  the  Teton  Group's  business   operations,   internal
     structure,  and  financial  affairs,  including,  but not  limited  to, its products,  services,  employees,  forecasts,  sales and marketing  methods, costs, geotechnical information, land status, exploration plans, sources of capital, banking and brokerage house relationships, securities matters, and audit  and  accounting  matters;  (b)  the  current,  prospective,  or past customers of the Teton Group,  their buying habits, and the prices at which products or services  are offered or sold to them;  (c) past,  present,  or future  contracts  held by the  Teton  Group  respecting  the  business  or operations  of the Teton  Group or  customers  or  potential  customers  or suppliers  of the Teton Group;  (d) the work  performed by the Employee for the Teton Group; and (e) all other compilations of information which relate to the business of the Teton Group.

          The  restrictions and obligations in this Section 8.1 shall survive in perpetuity  the  termination  of  this  Agreement  and the  termination  of
     Employee's employment by the Company.

          8.2 Company  Property.  All contracts,  agreements,  financial  books,
     records,   instruments  and  documents;   reserve   reports,   geotechnical
     information,   memoranda,   data,  reports,   programs,   software,  tapes;
     rolodexes;   telephone  and  address  books;  research;   bids;  proposals;
     drawings;  print-outs;   graphs;  listings;   programming;  and  any  other
     instruments,  records,  or  documents  relating  or  pertaining  to,  or in connection with the Teton Group's  business  (collectively  the "Records"), shall at all times be and remain the  property  of the  Company.  Except as authorized by the Company, Employee agrees not to retain or carry away from the premises of the Company any Records,  copies of Records,  equipment, or any other  materials  or matter of any kind which are the  property  of the
     Company.  Upon  the  termination  for any  reason  of  employment  with the
     Company,  Employee shall  immediately  turnover to the Company all Records, copies of any Records,  equipment,  and other materials or matter which are in the  Employee's  possession or control and which are the property of the
     Teton Group.

          8.3 Developments.  Employee  acknowledges that all designs,  drawings, graphs, sketches, print-outs, formulas, software, inventions,  discoveries,
     innovations,   new  technology,  or  other  developments,   geological  and
     geophysical  data,  seismic  interpretations,  electrical  logs  of  wells, drilling  and  sample  logs (mud logs) of wells,  cores and core  analyses, samples,  and any and all other  data  obtained  or used in the oil and gas exploration, development, production, marketing and transportation business of the Company (collectively called "Developments")  conceived or developed by Employee during the term of employment,  which  Developments are related in any way to the  business  of the Teton  Group  then being  conducted  or proposed to be conducted by the Teton Group,  are and will be the exclusive property of the Company,  and shall be subject to the provisions of Section
     8.1 of this  Agreement.  Employee will  promptly  notify the Company of any such Developments. Employee shall, when appropriate and upon request of the
     Company, actively assist the Company in executing all papers and performing all other lawful acts which the Company  deems  necessary or advisable  for the securing of legal protection for any such Developments, whether through patent,  copyright,  or any other means. Employee further agrees that, upon request of the Company,  and at no charge,  Employee will assign any rights arising out of such Developments to the Company.

          8.4 Papers, Drawings, and Other Documents. Employee agrees not to make or permit to be made,  except in the pursuance of  employment  duties under the  terms  of this  Agreement  and for the  sole  use and  account  of the
     Company,  any copies,  abstracts,  or  summaries  of any  designs,  papers, drawings,  or any  other  documents  of any kind  which  may come  into the
     Employee's  possession  and which relate or refer to the Teton Group or its business.  Employee  grants to the Company all rights to possession and all title in and to any such designs,  papers, drawings, or other documents, or copies,  abstracts, or summaries thereof, which come into the possession of
     Employee within the period of employment by the Company and which relate or refer to the Teton Group's business. Notwithstanding anything herein to the contrary,  Employee may retain any course  materials  Employee obtains from attending private or college courses or seminars.  If the Company desires a copy of such  materials,  Employee  shall  provide  it to the  Company  for copying, at the Company's expense, upon reasonable notice to Employee.

          8.5 Security  Regulations.  Employee  agrees to abide by the Company's personnel  policies and all security  regulations  and rules of  employment adopted by the Company from time to time.

          8.6 Covenant Not to Compete.

               8.6.1 The  Employee  acknowledges  and agrees that as an Employee and  representative  of the Company,  the Employee will be responsible for building and maintaining business  relationships and goodwill on a
          personal  level  and  will  also  be  responsible   for  creating  and
          developing  processes,  procedures and techniques for carrying out the
          Company's  business.  The  Employee  acknowledges  and agrees that his responsibility  creates a special relationship of trust and confidence between the Company, the Employee,  and those persons or entities with which the Company does business.  The Employee acknowledges and agrees that this special  relationship  of trust and confidence  could create the opportunity for the Employee to misappropriate these relationships and the  goodwill  existing  between the Company and such  persons and entities.  The  Employee  acknowledges  and agrees that it is fair and reasonable  for the  Company to take steps to protect  itself from the risk of such misappropriation.

               8.6.2 The Employee  acknowledges  and agrees that he has received and will continue to receive substantial,  valuable  consideration for
          the  Agreement  set  forth  in  this  section   including   access  to
          confidential  information and continued  employment,  and compensation and benefits as described herein. The Employee acknowledges and agrees
          that  this  constitutes  fair  and  adequate   consideration  for  the
          agreement set forth in this section.

               8.6.3  For  the  valuable  consideration   described  above,  the
          Employee  acknowledges  and  agrees  that  during  the  term  of  this
          Agreement and for a period of two years  following the  termination of this Agreement,  by either party,  for whatever  reason,  the Employee shall not directly or indirectly, as a proprietor,  director, officer, employee, partner, stockholder, consultant, owner or otherwise, render services to or  participate  in the affairs of any  business  which is competitive  with or  substantially  similar to the  business of Teton
          Group and will not  engage in the same or a  similar  business  as the
          Company.   The   Employee   acknowledges   and   agrees   that   these
          non-competition  agreements  shall  survive  any  termination  of this
          Agreement  and  shall  be  fully  enforceable  by the  Company  or its successor or assignee  subsequent to the termination of the Employee's employment,  regardless  of  the  reason  for  such  termination.  For purposes of this section, the "business of the Teton Group" is oil and gas exploration, development, production, marketing and transportation in the Western Siberian Basin in the Russian Federation.

          8.7 Nonsolicitation of Employees. Employee agrees that during the term of this Employment and for a period of two years  following  termination of this  Agreement  with or without  Cause,  Employee  will not,  directly  or indirectly,  solicit or attempt to solicit  the  employment  of,  hire,  or assist or participate in any manner in the hiring or recruitment  (any such action,  hereinafter  a  "solicitation")  of any  employee  or  independent contractor  employed or retained by the Teton Group.  This  prohibition  on solicitation  shall  also  apply  to any  former  employee  or  independent contractor  whose  employment  or  retention  by the Teton Group has ceased within six months prior to the date of such solicitation. The provisions of this section shall not apply to the solicitation of Anya R. Cooper.

          8.8 Certain Stock Ownership Excluded.  Nothing contain in this Section
     8 shall be construed to prohibit  Employee's  ownership of not more than 1%
     of the  securities  of an  entity  listed on the  NASDAQ  Stock  Market,  a national  securities  exchange,  or traded over the counter  provided  that
     Employee does not perform any services on behalf of such entity.

          8.9 Scope and  Reasonableness.  The Employee  acknowledges  and agrees
     that  the   agreements   set  forth   above  are   supported   by  valuable
     consideration.  The  Employee  further  acknowledges  and  agrees  that the limitations as to time,  geographical area, and the scope of activity to be restrained  are reasonable and acceptable to the Employee and do not impose any greater restraint than is reasonably  necessary to protect the goodwill and other business  interests of the Company.  The Employee  further agrees that  if,  at some  later  date,  an  arbitrator  or a court  of  competent jurisdiction determines that these agreements did not meet the criteria set forth  under  applicable  law,  these  agreements  shall be reformed by the arbitrator  or the court,  as the case may be, and  enforced to the maximum extent permitted under law.

     9.  Representations  of Employee.  Employee hereby  represents and warrants that as of the date hereof, Employee is not a party to any agreement,  contract, or understanding, and that no facts or circumstances exist that would in any way restrict or prohibit  Employee from  undertaking or performing any of Employee's
obligations  under  this  Agreement.   Furthermore,   Employee  understands  and
acknowledges  that  Employee  may  have  confidentiality  obligations  to  prior employers  under common law,  statute,  or  contract.  Employee  represents  and warrants that in the course of rendering services to the Company,  Employee will not use or  otherwise  disclose  any  confidential  or  proprietary  information obtained by Employee in connection  with any prior  employment.  Employee  shall indemnify and hold the Company  harmless  from any claims,  demands,  costs,  or liabilities  (including  attorneys'  fees  and  disbursements)  incurred  by the
Company  in  connection  with  or  resulting  from  Employee's   breach  of  the
representations set forth in this Section 9.

     10. Assignment.  Employee's obligations and duties under this Agreement are personal in nature.  Employee  shall not,  without  the consent of the  Company, assign or transfer this  Agreement or any rights or obligations  hereunder.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns,  including any subsequent successors or assigns by reorganization,  merger,  consolidation,  or sale of substantially all of the Company's assets and business,  transfer all or substantially all its assets and business, or which shall manage the business and to which the Company may  assign  this  Agreement  or any  rights  hereunder,  in which case the term
Company, as used herein, shall mean such corporation or other entity.

     11.  Construction.  The titles  appearing  herein are used for  purposes of convenience only and shall in no way change the meaning of this Agreement.

     12. Notices. All notices, demands, and other communications hereunder shall be  deemed  to have  been  duly  given,  if  delivered  by  confirmed  facsimile transmission,  personal delivery,  one business day after being deposited with a nationally  recognized  overnight  courier  or five  days  after  being  mailed, certified or registered mail, with postage prepaid.

      If to Employee, address to:

                  H. Howard Cooper
                  P.O. Box 774327
                  Steamboat Springs, CO 80477
                  Facsimile:  970.870.1416

      If to Company, address to:

                  Teton Petroleum Company
                  P.O. Box 774327
                  Steamboat Springs, CO 80477
                  Facsimile:  970.870.1416

or to such other address as either party may designate by written  notice to the other given from time to time in the manner herein provided.

     13. Entire  Agreement.  This  Agreement  constitutes  the full and complete understanding and agreement of the parties,  supersedes all prior understandings and agreements as to the employment of Employee, and cannot be amended, changed, modified, or terminated without the consent, in writing, of the parties hereto.

     14. Non-Waiver.  The waiver by either party of a breach of any term of this
Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

     15.  Indemnification.  During the  Initial  Term and all times  thereafter,
Company  shall  indemnify  the  Employee  to the  fullest  extent  permitted  by applicable  law, and the  Employee  shall be entitled to the  protection  of any insurance  policies the Company may elect to maintain  generally for the benefit of its directors and officers,  with respect to all costs, charges and expenses, including  attorney's fees,  whatsoever incurred or sustained by the Employee in connection  with any action,  suit or proceeding to which he may be made a party by reason of being or having been a director,  officer,  shareholder or employee of the  Company,  or his  serving  or having  served any other  enterprise  as a
director,   officer  or   employee  at  the   request  of  the   Company.   This
indemnification  shall not extend to the gross negligence or willful  misconduct of the  Employee,  or  claims  made by the  Company.  The  Company  shall not be obligated to indemnify Employee for Employee's liabilities to the Company.

     16.  Severability.  If any of the provisions of this Agreement  shall be or become invalid or illegal under any provision of applicable law or for any other reason, the remainder of the Agreement shall not be affected and shall remain in full force and effect.

     17. Arbitration.

          17.1 Any  claim or  controversy  arising  out of or  relating  to this
     Agreement  or any breach of this  Agreement,  shall be settled by final and binding  arbitration  in the  City  and  County  of  Denver,  Colorado,  in
     accordance   with  the  commercial   arbitration   rules  of  the  American
     Arbitration  Association  in effect  on the date the  claim or  controversy arises.  The  parties  expressly  agree  that  this  arbitration  shall  be conducted in accordance  with an governed by the Federal  Arbitration  Act.
     The  Employee  and  the  Company  agree  that  either  party  must  request arbitration of any claim or  controversy  within sixty days of the date the claim or controversy  first arises, by giving written notice of the party's request  for  arbitration  to the other party (the  "Arbitration  Notice").
     Failure to effectively  communicate the Arbitration  Notice within the time limitation set forth in this section shall constitute a waiver of the claim or controversy.

          17.2 In the  event  that any  dispute  arising  under  this  Agreement concerns  any  payment  required  to be made  under any  provision  of this
     Agreement, both parties agree to deposit the amount of the disputed payment in an interest-bearing  account with a financial institution  acceptable to
     the  other  party  within  five  days  after   either   party   effectively
     communicates its Arbitration Notice.

          17.3 All claims or  controversies  subject to  arbitration  under this
     Agreement  shall be submitted to an arbitration  hearing within thirty days after the Arbitration  Notice is communicated.  All claims or controversies shall be resolved by a panel of three  arbitrators  selected in  accordance with the applicable commercial  arbitration rules. Either party may request
     that  the   arbitration   proceedings  be   stenographically   recorded  or
     videographically  recorded by a certified  reporter.  The arbitrators shall issue a written  decision  with  respect  to all  claims  or  controversies submitted under this section within thirty days after the completion of the arbitration  hearing.  The parties are entitled to be  represented by legal counsel at any arbitration hearing, and each party shall be responsible for its own attorneys' fees. The parties agree that the arbitrators  shall have the  authority  to tax the costs of  arbitration  proceedings  against  the non-prevailing  party;  otherwise  the parties  agree to  pay1/2each of the costs of the arbitration proceedings.

          17.4 The parties agree that either party may specifically enforce this section,  and  submission to  arbitration  may be completed by any court of competent jurisdiction.  The parties further acknowledge and agree that the decision of the arbitrators  may be  specifically  enforced by either party ion any court of competent jurisdiction.

          17.5 The  parties  acknowledge  and  agree  that  notwithstanding  the provisions of this section,  nothing in its Agreement shall be construed to require  the  arbitration  of any claim  arising  out of or relating to the
     non-disclosure,   non-competition,   or   non-solicitation   of   employees
     provisions  set  forth  in  this  Agreement.   These  provisions  shall  be
     enforceable by any court of competent jurisdiction and shall not be subject to arbitration under this section.  Further, the parties agree that nothing in this  Agreement  shall be  construed to require the  arbitration  of any claim or controversy  arising out of a claim for unemployment  compensation or a claim for worker's compensation.

     18. Legal Consultation. The parties acknowledge and agree that both parties have been afforded a reasonable  opportunity to review this Agreement with legal counsel prior to executing the Agreement.

     19.  Governing  Law - Venue.  THIS  AGREEMENT  SHALL BE  GOVERNED  BY,  AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF COLORADO  (WITHOUT REGARD
TO ITS RULES OF CONFLICTS OF LAWS).  VENUE FOR ANY ACTION  BROUGHT IN CONNECTION
WITH THIS AGREEMENT SHALL BE PROPER ONLY IN THE COUNTY OF ROUTT, COLORADO.

     20.  Litigation  Expenses.  If for any reason a dispute between the parties results in litigation  or the use of any other  alternative  dispute  resolution procedure,  the  prevailing  party shall be  entitled to an award of  reasonable attorneys' fees, costs, and expenses.

     21. Remedies for Breach.  The parties  acknowledge that breach of Section 8 of this  Agreement by the Employee  will result in immediate,  substantial,  and irreparable  harm to the Company.  The parties  therefore agree that the Company shall have, in addition to any remedy  available to it at law or in equity,  the right to  enforce  the terms of  Section 8 of this  Agreement  by the  remedy of specific  performance  or  injunction  upon  proper  application  to a court  of competent jurisdiction. Employee agrees that the Company does not need to post a bond to obtain an injunction and waives the Employee's  rights to require such a bond.

     IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of the day and year first above written.

                                    TETON PETROLEUM COMPANY

                                    By:___________________________________
                                          H. Howard Cooper, President

                                    EMPLOYEE

                                    --------------------------------------
                                    H. Howard Cooper